          As filed with the Securities and Exchange Commission on August 9, 2001
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ____________________________


                              OPENWAVE SYSTEMS INC.

             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                             94-3219054
     (State or other jurisdiction of                  (I.R.S. Employer Identification Number)
     incorporation or organization)

                             1400 Seaport Boulevard
                         Redwood City, California 94063
                                 (650) 480-8000
               (Address, including ZIP Code and Telephone Number,
              Including Area Code, of Principal Executive Offices)

               Openwave Systems Inc. 2001 Stock Compensation Plan
                      Openwave Systems Inc. 1995 Stock Plan
                      Openwave Systems Inc. 1996 Stock Plan
             Openwave Systems Inc. 1999 Employee Stock Purchase Plan

                           (Full Titles of the Plans)

                                Donald J. Listwin
                      President and Chief Executive Officer
                              Openwave Systems Inc.
                             1400 Seaport Boulevard
                         Redwood City, California 94063

                          ____________________________


                                    Copy to:

                              Stephen Fackler, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

                          ____________________________

                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                      Amount              Maximum        Proposed Maximum          Amount of
                                               to be Registered (2)   Offering Price    Aggregate Offering        Registration
  Title of Securities to be Registered (1)             (3)             Per Share (3)        Price (3)          Statement Fee (4)
------------------------------------------------------------------------------------------------------------------------------------
Openwave Systems Inc. 2001 Stock
Compensation Plan, Common Stock, par value
$0.001 per share                                    6,228,135              $24.315            $110,515,614          $27,628.90

------------------------------------------------------------------------------------------------------------------------------------

Openwave Systems Inc. 1995 Stock Plan,
Common Stock, par value $0.001 per share            6,780,374              $24.315            $164,864,794          $41,216.20

------------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                      Amount              Maximum        Proposed Maximum          Amount of
                                               to be Registered (2)   Offering Price    Aggregate Offering        Registration
  Title of Securities to be Registered (1)             (3)             Per Share (3)        Price (3)          Statement Fee (4)
------------------------------------------------------------------------------------------------------------------------------------

Openwave Systems Inc. 1996 Stock Plan, par
value $0.001 per share                              3,000,000              $24.315           $72,945,000            $18,236.25
------------------------------------------------------------------------------------------------------------------------------------


Openwave Systems Inc. 1999 Employee Stock
Purchase Plan, Common Stock, par value
$0.001 per share                                    1,000,000              $20.67            $20,670,000            $5,167.50

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated solely for the purposes of this offering under Rule 457. As to 4,545,162 shares being registered under the Openwave Systems Inc. 2001 Stock Compensation Plan, the price is based on the average of the high and low price per share of the registrant's common stock, as reported on the Nasdaq National Market on August 3, 2001. The remaining 1,682,973 shares being registered under the Openwave Systems Inc. 2001 Stock Compensation Plan represent shares previously registered by the registrant under the AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan, the bCandid Corporation 1999 Equity Incentive Plan, the Mobility.Net Corporation 1999 Stock Option Plan, and the Software.com, Inc. 2000 Nonstatutory Stock Option Plan on Form S-8 POS registration statement No. 333-44926; the bCandid Corporation 1999 Equity Incentive Plan and the Mobility.Net Corporation 1999 Stock Option Plan on Form S-8 registration statement No. 333-54726; the MyAble, Inc. 1999 Stock Plan on Form S-8 registration statement No. 333-40840; the Phone.com, Inc. 2000 Non-Executive Stock Option Plan on Form S-8 registration statement No. 333-36832; the Arabesque Communications, Inc. 1998 Stock Plan and the OneBox.com, Inc. 1999 Stock Plan on Form S-8 registration statement No. 333-35394; and the Phone.com, Inc. 1995 Stock Plan on Form S-8 registration statement No. 333-81215. The registrant has filed post-effective amendments to deregister such shares from the Form S-8 registration statements filed with respect to these predecessor plans. As to the shares being registered under the Openwave Systems Inc. 1995 Stock Plan and the Openwave Systems Inc. 1996 Stock Plan, the price is based on the average of the high and low price per share of the registrant's common stock, as reported on the Nasdaq National Market on August 3, 2001. The Openwave Systems Inc. 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the registrant's common stock, and, therefore, the price for the shares under this plan is based upon 85% of the average of the high and low price per share of the common stock on the Nasdaq National Market on August 6, 2001.

(4) An aggregate of 1,682,973 shares of the shares being registered under the Openwave Systems Inc. 2001 Stock Compensation Plan are shares which were previously registered under the AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan, the bCandid Corporation 1999 Equity Incentive Plan, the Mobility.Net Corporation 1999 Stock Option Plan, the Software.com, Inc. 2000 Nonstatutory Stock Option Plan, the MyAble, Inc. 1999 Stock Plan, the Phone.com, Inc 2000 Non-Executive Stock Option Plan, the Arabesque Communications, Inc. 1998 Stock Plan, the OneBox.com, Inc. 1999 Stock Plan, and the Phone.com, Inc. 1995 Stock Plan (collectively, the "Predecessor Plans") on Form S-8 registration statements. The registrant has filed post-effective amendments to deregister such shares from the Form S-8 registration statements filed with respect to these plans, and accordingly, the associated registration fee previously paid on these shares under the prior registration statements is hereby also carried forward to cover that portion of the registration fee under this Registration Statement that corresponds to the shares which were previously available for grant under the Predecessor Plans. Accordingly, the registration fee under this Registration Statement is being calculated with respect to 4,545,162 shares.

_________________

          The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The SEC requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of the prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended until we terminate the effectiveness of this registration statement.

          The following documents filed with the SEC are hereby incorporated by reference:

          (a)  Our latest annual report on Form 10-K405 filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for our latest fiscal year ended June 30, 2000 filed on August 31, 2000.

          (b) Our Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2001 filed on May 15, 2001; for the three and six months ended December 31, 2000 filed on February 14, 2001 and for the three months ended September 30, 2000 filed on November 14, 2000.

          (c) Our Current Report on Form 8-K/A filed on January 31, 2001 and our Current Reports on Form 8-K filed on July 16, 2001; July 2, 2001; June 11, 2001; January 23, 2001, November 29, 2000;
               November 20, 2000 and November 3, 2000.

          (d) The descriptions of our Common Stock contained in our Registration Statement on Form 8-A12G filed on April 1, 1999 (No. 333-75219) and our Registration Statement on Form 8-A12B filed on August 17, 2000 (No. 001-16073).

          (e) Software.com Inc's ("Software.com") Current Report on Form 8-K filed on July 17, 2000; Quarterly reports on Form 10-Q of Software.com for the three and nine months ended September 30, 2000 filed on November 14, 2000 and for the three and six months ended June 30, 2000 filed on August 14, 2000.

Item 4.  Description of the Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Our Amended and Restated Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Amended and Restated By-laws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on August 9, 2001.

                                By: /s/ Alan Black
                                    --------------
                                    Alan Black
                                    Senior Vice President, Corporate Affairs and
                                    Chief Financial Officer


                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Openwave Systems Inc. whose signatures appear below, hereby constitute and appoint Alan Black and Linda Speer and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

              Signature                                                     Title
              ---------                                                     -----
        /s/ Donald J. Listwin                         Chairman of the Board, President, Chief Executive
        --------------------------                    Officer and Director (principal executive officer)
            Donald J. Listwin

        /s/ Alan Black                                Senior Vice President, Corporate Affairs and Chief
        --------------------------                                      Financial Officer
               Alan Black                                (principal financial and accounting officer)

        /s/ Roger Evans                                                    Director
        --------------------------
              Roger Evans

        /s/ John MacFarlane                                 Executive Vice President and Director
        --------------------------
             John MacFarlane

        /s/ Andrew Verhalen                                                Director
        --------------------------
            Andrew Verhalen

        /s/ Bernard Puckett                                                Director
        --------------------------
             Bernard Puckett

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
------      -------

5           Opinion re legality

23.1        Consent of Counsel (included in Exhibit 5)

23.2 Consent of KPMG LLP, independent auditors, with respect to Openwave Systems Inc. (formerly known as Phone.com, Inc.)

23.3 Consent of Ernst & Young, LLP, independent auditors, with respect to Software.com, Inc.

24 Power of Attorney (included in signature pages to this registration statement)

99.1        Openwave Systems Inc. 2001 Stock Compensation Plan